Exhibit 99.2

TAMM OIL AND GAS CORP RECEIVES DETERMINATION OF HEAVY OIL IN PLACE

Tamm Oil and Gas Corp. (“Tamm”) (OTCBB: “TAMO”) is pleased to announce that on April 10, 2008, Tamm received a report from Chapman Petroleum Engineering Ltd. (“Chapman”), a petroleum engineering firm based in Calgary, Alberta that Tamm commissioned to issue it a Report for the determination of heavy oil in place for 21 sections of land in the Manning, Alberta area, for which Tamm has a 100% working interest (“the Report”). In the Report, Chapman determined that the Mississippian-aged Lower Debolt and Elkton member zones for these lands contain 1.4 billion barrels of Total Heavy Oil in Place. The calculations for the Report include only the highest quality portions of these two zones, and exclude the overlying upper Debolt zones that have a lesser heavy oil reservoir thickness.

The Manning property continues to be management’s primary focus, with a development plan being currently put in place to identify seismic and drill locations, with related activities anticipated to be executed over the next year.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS AND RISKS

Some of the statements in this press release are forward-looking statements and are based on current expectations, assumptions, and estimates. Words and phrases such as “believes”, “expect, anticipate”, are intended to identify forward-looking statements. Forward-looking statements carry certain risks regarding an assumed set of economic conditions and courses of action, including: (a) whether we will have sufficient financial resources to continue to meet our operational goals and future plans; (b) the Report and its findings are not necessarily prepared in conformity with SEC disclosure principals or guidelines; (c) whether we can obtain adequate financing to conduct our operations and expansion plans. There is a significant risk that actual material results will vary from projected results. No information provided in this press release should be construed as a representation or indication in any manner whatsoever of the present or future value of Tamm or its common stock. Readers of information contained in this press release should carefully review Tamm’s filings with the Securities and Exchange Commission that contain important information regarding Tamm’s financial results, its future plans, and their limitations, and the risks involved with the Tamm’s operations. Tamm disclaims any responsibility to update forward-looking statements made herein.